GRIFFON CORPORATION



                                                   Contact:    Robert Balemian
                                                               President
                                                               (516) 938-5544

                   GRIFFON CORPORATION ANNOUNCES RETIREMENT OF
            ROBERT BALEMIAN AS PRESIDENT AND CHIEF FINANCIAL OFFICER

              APPOINTS ERIC EDELSTEIN EXECUTIVE VICE PRESIDENT AND
                             CHIEF FINANCIAL OFFICER

     JERICHO, NY - February 16, 2005 - Griffon Corporation (NYSE: GFF) announced today at its Annual Meeting of Shareholders, that Robert Balemian, 66, its President and Chief Financial Officer since 1982, will retire effective May 1, 2005. Mr. Balemian will continue to serve as President until May 1, 2005 in order to assist in an orderly transition. In addition, Mr. Balemian will serve as a consultant to the company until 2010.

     In connection with Mr. Balemian's retirement, the Board of Directors has appointed Eric Edelstein to serve as Executive Vice President and Chief Financial Officer effective March 1, 2005. Mr. Edelstein was employed for over 30 years by Arthur Andersen. When Mr. Edelstein left Arthur Andersen in 2002, he was Managing Partner of the Northeast Region of the Business Consulting Division and Managing Partner of the National Practices of the Business Consulting Division. Mr. Edelstein currently serves as a director of several public companies.

     "The Board and I would like to thank Bob for his tremendous contributions during his tenure with Griffon and we respect his decision to retire. Bob has provided Griffon with outstanding loyalty and dedication for over 31 years," said Harvey R. Blau, the company's Chairman of the Board and Chief Executive Officer. "We all respect Bob, not only for his superb business capabilities, but also for the way he demonstrates Griffon's values on a daily basis and for his commitment to the company. Because of Bob's leadership, Griffon is well positioned for future growth. We also welcome Eric Edelstein to our management team and look forward to working with him to pursue the next steps in Griffon's strategic plan."

Griffon Corporation -

     o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

     o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

     o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

     o develops and manufactures information and communication systems for government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.



                                     # # #